SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **NORTH TEXAS ENERGY, INC.**, did on January 12, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 12, 2011.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20110112-0596
You may verify this certificate online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110022397-97
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/12/2011 8:25 AM
	Entity Number E0017592011-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	NORTH TEXAS ENERGY, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: REGISTERED AGENTS OF AMERICA, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100 Million — Par value per share: $ .00001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) KEVIN JONES (Name) 5057 KELLER SPRINGS RD STE: 300 (Street Address) ADDISON (City) TX (State) 75001 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Presidential Services Incorporated (Name) X [signature] (Incorporator Signature) 28015 SMYTH DR. (Address) VALENCIA (City) CA (State) 91355 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 01/10/2011 (Date)

President of Registered Agents of America, Inc.

This form must be accompanied by appropriate fees.